Exhibit 99.1

RH ANNOUNCES CHAIRMAN & CEO GARY FRIEDMAN PLANS TO EXERCISE EXPIRING STOCK OPTIONS AND SELL A PORTION OF THE SHARES TO FUND THE EXERCISE AND SATISFY TAX OBLIGATIONS

CORTE MADERA, CA—(BUSINESS WIRE)—December 8, 2022—RH (NYSE: RH) announced today that Chairman & Chief Executive Officer Gary Friedman intends to sell approximately 0.7 million shares of common stock related to 1.0 million options that are set to expire in connection with the ten-year anniversary of the grant date of July 2013. Mr. Friedman plans to use the sale proceeds to fund the option exercise and satisfy the resulting tax obligations.

Following the option exercise and sale, Mr. Friedman will retain beneficial ownership of approximately 5.0 million shares, representing approximately 19% of RH’s common stock outstanding.

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTEEN.com and Waterworks.com.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, statements regarding the intention of our Chairman & Chief Executive Officer’s to exercise 1.0 million options that are set to expire at the ten-year anniversary of their original grant date of July 2013 and to sell approximately 0.7 million shares of our common stock in order to fund the option exercise price and satisfy the resulting tax obligations; expectations concerning the timing of such events or the price that Mr. Friedman might receive for such shares of common stock; the number of shares that may need to be sold in order to fund the exercise price and related tax obligations; and any statements or assumptions underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others: changes related to the share price of our common stock; risks related to the global outbreak of the COVID-19 virus including variants of such virus and any ongoing impact on our business related to the virus; risks related to natural disasters including earthquakes, fire and weather as well as other conditions outside of our control

Exhibit 99.1

including outbreak of hostilities, war or civil; risks related to our dependence on key personnel and any changes in our ability to retain key personnel; successful implementation of our growth strategy; risks related to the number of new business initiatives we are undertaking; successful implementation of our growth strategy including our real estate transformation and the number of new Gallery locations that we seek to open and the timing of openings; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the housing market as well as the impact of economic conditions on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; decisions concerning the allocation of capital; factors affecting our outstanding convertible senior notes or other forms of our indebtedness; changes in consumer spending based on weather and other conditions beyond our control; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products including risks related to tariffs and other similar issues, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

CONTACTS

PRESS CONTACT

truthgroup@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com